                                                                      EXHIBIT 11

                      SPARTECH CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          QUARTER ENDED       NINE MONTHS ENDED
                                       -------------------   -------------------
                                       JUL. 30,   JUL. 31,   JUL. 30,   JUL. 31,
                                         2005       2004       2005       2004
                                       --------   --------   --------   --------
NET EARNINGS
   Basic net earnings                   $ 4,289    $11,712    $ 7,027    $32,937
   Add: Interest on
      Convertible Securities,
      net of tax                             --        498         --      1,493
                                        -------    -------    -------    -------
   Diluted net earnings                 $ 4,289    $12,210    $ 7,027    $34,430
                                        =======    =======    =======    =======

WEIGHTED AVERAGE SHARES
   OUTSTANDING
   Basic weighted average common
      shares outstanding                 31,943     32,113     32,086     31,183
   Add: Shares issuable from
      assumed conversion of
      Convertible Subordinated
      Debentures                             --      1,637         --      1,637
   Add: Shares issuable from
      assumed exercise of options           142        414        274        413
                                        -------    -------    -------    -------
   Diluted weighted average
      shares outstanding                 32,085     34,164     32,360     33,233
                                        =======    =======    =======    =======

NET EARNINGS PER SHARE
   Basic                                $   .13    $   .36    $   .22    $  1.06
                                        =======    =======    =======    =======
   Diluted                              $   .13    $   .36    $   .22    $  1.04
                                        =======    =======    =======    =======


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